UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 1, 2008

IBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31655	25-1532164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Main Street, Irwin, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(724) 863-3100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

IBT BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective January 1, 2008, Edwards Sauer & Owens (“ESO”) merged with Beard Miller Company LLP (“Beard Miller”).  As a result of the merger, ESO ceased to be the independent auditors of the Registrant.  Effective January 1, 2008, the Registrant engaged Beard Miller as its successor independent audit firm.  The Registrant’s engagement of Beard Miller was approved by the Registrant’s Audit Committee. During the two most recent fiscal years and the subsequent interim period to the date hereof, the Registrant did not consult with Beard Miller regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ESO's reports on the Registrant's consolidated financial statements for the two fiscal years ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with their audits of the two fiscal years ended December 31, 2006 and any subsequent interim period preceding the date hereof, there were no disagreements between the Registrant and ESO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of ESO, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports.

The Registrant has provided ESO with a copy of the above disclosures and requested that ESO deliver to the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant and if not, stating the respects in which it does not agree. ESO’s letter is filed as Exhibit 16.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

No.	Description

16.1      Letter of concurrence from Edwards Sauer & Owens regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBT BANCORP, INC.
Date: January 7, 2008	By:	/s/ Charles G. Urtin
Charles G. Urtin President and Chief Executive Officer (Duly Authorized Representative)